Exhibit 2.1

AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT (this “Amendment No. 3”) is made and entered into as of April 21, 2022, by and among Gores Guggenheim, Inc., a Delaware corporation (“GG”), Polestar Automotive Holding Limited, a Hong Kong incorporated company (“Parent”), Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore (“Polestar Singapore”), Polestar Holding AB, a private limited liability company incorporated under the laws of Sweden (“Polestar Sweden”), Polestar Automotive Holding UK Limited, a limited company incorporated under the laws of England and Wales and a direct wholly owned subsidiary of Parent (“ListCo”), and PAH UK Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of ListCo (“Merger Sub”, and together with GG, Parent, the Company and ListCo, the “Parties” and each individually as a “Party”), and amends that certain Business Combination Agreement, dated as of September 27, 2021, by and among the Parties, as amended by that certain Amendment No. 1 to Business Combination Agreement, dated as of December 17, 2021, by and among the Parties (“Amendment No. 1”), as amended by that certain Amendment No. 2 to Business Combination Agreement, dated as of March 24, 2022 (“Amendment No. 2”, and such Business Combination Agreement as amended, the “Business Combination Agreement”). Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in the Business Combination Agreement.

RECITALS

WHEREAS, the Parties entered into the Business Combination Agreement on September 27, 2021, Amendment No. 1 on December 17, 2021 and Amendment No. 2 on March 24, 2022;

WHEREAS, pursuant to the Business Combination Agreement, Parent and GG will have the right, under certain circumstances, to terminate the Business Combination Agreement if the Transactions contemplated thereby shall not have been consummated on or prior to May 27, 2022 (the “Termination Date”); and

WHEREAS, the Parties wish to amend the Business Combination Agreement to extend the Termination Date of the Business Combination Agreement from May 27, 2022 to June 24, 2022.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the Business Combination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Section 10.01(d). Section 10.01(d) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

(d) by either GG or Parent, if the Transactions shall not have been consummated on or prior to June 24, 2022 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(d) shall not be available to (i) GG if GG’s breach of any of its covenants or obligations under this Agreement shall have been the primary cause of the failure to consummate the Transactions on or before the Termination Date or (ii) Parent if Parent’s, Polestar Singapore’s, Polestar Sweden’s, ListCo’s or Merger Sub’s breach of any of its covenants or obligations under this Agreement shall have been the primary cause of the failure to consummate the Transactions on or before the Termination Date;

2. Effect of Amendment. This Amendment No. 3 shall be effective as of the date first written above. For the avoidance of any doubt, all references: (a) in the Business Combination Agreement to “this Agreement” and (b) to the Business Combination Agreement in any other agreements, exhibits and schedules will, in each case, be deemed to be references to the Business Combination Agreement as amended by this Amendment No. 3. Except as amended hereby, the Business Combination Agreement will continue in full force and effect and shall be otherwise unaffected hereby. This Amendment No. 3 shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. This Amendment No. 3 only may be amended by the Parties by execution of an instrument in writing signed on behalf of each of the Parties.

3. Incorporation by Reference. Sections 1.02 (Construction); 11.03 (Assignment); 11.06 (Governing Law); 11.07 (Captions; Counterparts); 11.09 (Entire Agreement); 11.10 (Amendments); 11.11 (Severability); 11.12 (Jurisdiction); 11.13 (Waiver of Jury Trial) and 11.14 (Enforcement) of the Business Combination Agreement are incorporated herein and shall apply to this Amendment No. 3 mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to be executed as of the date first written above.

GORES GUGGENHEIM, INC.

By:	/s/ Mark Stone
Name:	Mark Stone
Title:	Chief Executive Officer

PAH UK MERGER SUB INC.

By:	/s/ Jan Mikael Alkmark
Name:	Jan Mikael Alkmark
Title:	Director

POLESTAR AUTOMOTIVE HOLDING LIMITED

By:	/s/ Carla De Geyseleer
Name:	Carla De Geyseleer
Title:	Director

POLESTAR AUTOMOTIVE (SINGAPORE) PTE. LTD.

By:	/s/ Alex Ang
Name:	Alex Ang
Title:	Director

By:	/s/ Jan Mikael Alkmark
Name:	Jan Mikael Alkmark
Title:	Director

POLESTAR HOLDING AB (SWEDEN)

By:	/s/ Johan Malmqvist
Name:	Johan Malmqvist
Title:	Director

By:	/s/ Anna Rudensjö
Name:	Anna Rudensjö
Title:	Director

[Signature Page to Amendment No. 3 to Business Combination Agreement]

POLESTAR AUTOMOTIVE HOLDING UK LIMITED

By:	/s/ Jan Mikael Alkmark
Name:	Jan Mikael Alkmark
Title:	Director

[Signature Page to Amendment No. 3 to Business Combination Agreement]